Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is dated as of June 21, 2019 (the “Effective Date”) by and between Accelerize Inc., a Delaware corporation (the “Company”), and Frank Lane (“Employee”). Company and Employee may hereinafter be collectively referred to as the Parties and individually as a Party.

1.     At-Will Employment. Employee’s employment shall be “at will,” meaning that the Parties shall have the right to terminate Employee’s employment at any time, with or without cause, and with or without notice. Section 6 of this Agreement shall continue in full force and effect during any period of employment and shall survive the termination of employment.

2.     Duties. Employee shall be employed in the position of President of CFN Media. Employee shall (a) perform all duties incident to such offices, and (b) perform such other tasks, consistent with Employee’s position with the Company, as may from time to time be assigned to Employee by his/her supervisor.

3.     Compensation. Employee shall receive Nine Thousand Five Hundred Eighty-Three Dollars and Thirty-Three Cents ($9,583.33) per pay period, which equates to an annual base salary of approximately Two Hundred and Thirty Thousand Dollars ($230,000.00). In addition, Employee may be eligible to participate in a commission plan in the future, which must be agreed to in writing by both Parties. Employee is an exempt employee, and therefore will not be entitled to any overtime pay. The Salary shall be payable in accordance with the Company’s payroll practices as in effect from time to time, subject to applicable withholding and other taxes, and in accordance with applicable state law.

4.      Additional Benefits.

(a)

Business Expenses. The Company shall reimburse Employee for all reasonable and necessary business expenses incurred by Employee in connection with Employee’s employment by the Company if submitted to Company within Sixty (60) days of their occurrence.

(b)	Benefit Plans and Programs. The Company shall pay one hundred percent (100%) of Employee’s health insurance premiums.

(c)	Vacation Days. Employee will be eligible to take vacation days as detailed by the Employee Handbook, and in accordance with applicable state law.

5.      Death. In the event of Employee’s death this Agreement shall terminate (other than the Confidentiality provisions detailed below) and Company shall be under no obligation to make any further payments whatsoever under this Agreement, except that Employee’s executors, administrators, or other legal representatives shall be entitled to receive any earned but unpaid Compensation, any earned but unpaid bonuses (if applicable) and unreimbursed business expenses.

6.     Restrictions. Employee acknowledges that the business in which the Company is engaged is highly competitive. Employee further acknowledges that Employee will acquire extensive confidential information and knowledge of the business of the Company, and will develop relationships with, and/or acquire knowledge of, customers, clients, employees, sales agents, middlemen and suppliers of or to the Company and its subsidiaries and affiliates. In light of the foregoing, Employee agrees as follows:

(a)     Confidentiality.

(i) During the time of Employment and thereafter, Employee agrees to hold in strictest confidence, and not to use, except for the benefit of the Company and within the scope of Employee’s employment, or to disclose (except as required by law) to any person or entity, any Confidential Information of the Company. Employee understands that “Confidential Information” means (1) any and all information, in whatever form, whether reduced to writing, maintained on any form of electronic media, or maintained in mind or memory, received by Employee or generated by Employee on behalf of the Company relating to the current or prospective business, research and development activities, products, technology, strategy, organization and/or finances of the Company, or of third parties (including affiliates, vendors, suppliers and customers) with which the Company has a business relationship and (2) any other information, in whatever form, designated by the Company as confidential, in either case, whether disclosed to, or obtained by, Employee prior or subsequent to the date of this Agreement. Confidential Information shall include without limitation customer lists, database information, samples, demonstration models or materials and other embodiments of products or prospective products, software and other technology, projections, existing and proposed projects or experiments, processes and methodologies and trade secrets and all Developments, as defined below, but excluding (A) information that the Company deliberately and voluntarily makes publicly available and (B) information disclosed by Employee to comply with a court, or other lawful compulsory, order compelling Employee to do so, provided Employee gives the Company prompt notice of the receipt of such order and disclosure is limited only to disclosure necessary for such purpose. Employee specifically acknowledges that: the Confidential Information derives independent economic value from not being readily known to, or ascertainable by proper means by, others; that the Company has expended considerable sums and efforts to develop such Confidential Information; reasonable efforts have been made by the Company to maintain the secrecy of such information; and that such information is the sole property of the Company or its affiliates, vendors, suppliers, or customers and that any retention, use or disclosure of such Confidential Information by Employee during the time of Employment (except in the course of performing Employee’s duties under this Agreement) or any time thereafter, shall constitute a violation of this Agreement and the misappropriation of the trade secrets and Confidential Information of the Company or its affiliates, vendors, suppliers, or customers.

(ii) Employee recognizes that the Company has received and in the future will receive Confidential Information of and from other companies subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity or to use it except as necessary in performing Employee’s duties under this Agreement and in a manner consistent with the Company's obligations to such companies.

(iii) Employee agrees that all Confidential Information, in any form, shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of Employee’s employment, or at any other time that the Company may request, Employee shall deliver all Confidential Information in Employee’s control to the Company or, if instructed to do so by the Company, Employee will delete or destroy all Confidential Information in Employee’s control.

(iv) Defend Trade Secrets Act: As required by the Defend Trade Secrets Act, the Company hereby notifies you that misappropriation or improper disclosure of Company trade secret or confidential information is protected by law if the disclosure is made in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document filed in a lawsuit or other proceeding, or in an anti-retaliation lawsuit, if the filing is made under seal, and there is no disclosure of trade secret information except pursuant to court order. This immunity applies to trade secret law violations of any state or federal law and in both civil and criminal contexts.

(v) This Agreement is intended to supplement, and not to supersede, any rights the Company may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information.

(b)     Assignment of Work Product.

(i) If at any time during the time of Employment or thereafter, Employee has made or shall make (either alone or with others, and whether before or after the date of this Agreement), conceive, create, discover, invent or reduce to practice any invention, design, development, improvement, process, software program, work of authorship, or technique, in whole or in part, or which results from any work which Employee may do for or at the request of the Company, whether or not conceived by Employee while on holiday, on vacation, or off the premises of the Company, whether or not patentable or registrable under copyright or similar laws (herein called “Developments”) that (a) relate to the business of the Company or any of the products or services being developed, manufactured or sold by the Company, or (b) result directly or indirectly from tasks assigned to Employee by the Company or (c) result from the use of premises or property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and all rights and interests therein and all records relating to such Developments shall be the sole and absolute property of the Company. Employee shall promptly disclose to the Company each such Development and Employee shall deliver to the Company all records relating to each such Development. Employee hereby assigns any rights (including, but not limited to, any rights under patent law and copyright law or other similar laws) that Employee may have or acquire in the Developments to the Company, without further compensation. Where applicable, all Developments which are copyrightable works shall be works made for hire. To the extent any such work of authorship may not be deemed to be a work made for hire, Employee agrees to, and does hereby, irrevocably, perpetually and unconditionally transfer and assign to the Company all right, title, and interest including copyright in and to such work without further compensation.

Notwithstanding the foregoing, the provision does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless (a) the invention relates (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Employee for the Company.

(ii) Employee will, during the time of Employment and at all times thereafter, at the request and cost of the Company, promptly sign all such assignments, applications and other documents, and take such other actions, as the Company and its duly authorized agents may reasonably require: (A) to evidence the Company’s ownership of any Development and to apply for, obtain, register and vest in the name of the Company, or renew, patents, copyrights, trademarks or other similar rights for any Development in any country throughout the world and (B) to initiate or defend any judicial, administrative or other proceedings in respect of such patents, copyrights, trademarks or other similar rights.

(iii) In the event the Company is unable, after reasonable effort, to secure Employee’s signature for such purposes for any reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agents and attorneys-in-fact, to act for and in Employee’s name, behalf and stead, to execute and file any such assignments, applications or other documents and to do all other lawfully permitted acts to further the obtaining and protection of such patents, copyright or trademark registrations or other rights with the same legal force and effect as if executed by Employee.

(iv) Employee represents and warrants that (A) Employee does not have any pre-existing inventions that relate to the business of the Company and all inventions that Employee has made and owns the intellectual property rights to as of the Effective Date that relate to the business of the Company shall be considered Developments and are subject to the terms of Section 6(b) and (B) all Developments that Employee has developed or with respect to which Employee has been associated while employed by the Company are the sole property of the Company and that there are no other claims or ownership rights in such property with respect to any other party.

(c)     Return of Property. Upon the termination of the Employee’s employment or at any other time upon written request by the Company, Employee shall promptly deliver to the Company all records, files, memoranda, designs, data, reports, drawings, plans, computer programs, software and other documents (and all copies or reproductions for such materials in Employee’s possession or control) belonging to the Company, including, without limitation, all Developments and/or Confidential Information and anything relating thereto.

(d)     For the purposes of this Section 6, “Company” shall mean the Company and its subsidiaries and controlled affiliates.

7.     Conflict of Interest and Moonlighting. Employee shall devote substantially all of Employee’s business time, labor, skill, and best ability to the performance of Employee’s duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company. Employee shall not directly or indirectly pursue any other significant business activity that may interfere with performance of Employee’s job duties and/or create an actual or potential conflict of interest; provided, however, that Employee may serve on civic or other charitable boards or committees and manage personal investments, so long as such activities do not interfere in any material respect with the performance of Employee’s duties and responsibilities hereunder.

8.      General.

(a)    Notices. Any notice or any other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given (i) when delivered by personal delivery or by nationally recognized overnight courier; or (ii) two days after sending by registered mail, postage prepaid, return receipt requested, to the party entitled thereto at the address stated below.

(A)     To Company:

2601 Ocean Park Blvd. Ste. 310

Santa Monica, CA 90405

Attn: Damon Stein

(B)      To Frank Lane:

Address on the Company Books

(b)     No Conflict. Employee represents that Employee’s performance of all of the terms of this Agreement does not and will not conflict with or breach any agreement Employee has with any other party and Employee will not disclose to the Company or improperly use any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party in violation of any obligation of confidentiality to such party or in violation of such party’s proprietary rights.

(c)     Waivers. Any waiver by the Company of any provision of this Agreement shall not operate or be construed as a waiver of this Agreement or of any subsequent breach of such provision or any other provision.

(d)    Survival of Terms. Employee’s obligations under Section 6 of this Agreement shall survive the termination of this Agreement and the termination of Employee’s employment for any reason whatsoever regardless of the manner of such termination and shall be binding upon Employee’s heirs, executors, administrators and legal representatives.

(e)     Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by the Company’s successors or assigns.

(f)     Scope of Restrictions. Employee agrees that the unenforceability of any one clause of this Agreement shall in no way impair the enforceability of any of the other clauses. If any of the provisions of this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise, the parties hereto agree that such provisions shall be construed by the appropriate judicial body by limiting or reducing them, so as to be enforceable to the maximum extent legally permissible.

(g)     Remedies. Employee agrees that any breach or threatened breach of Section 6 of this Agreement would result in irreparable harm to the Company; therefore, in addition to its other remedies at law or in equity, the Company shall be entitled to injunctive or other equitable relief in order to enforce or prevent any violations of the provisions of Section 6, without the posting of any bond.

(h)     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without regard to its conflict of law provisions.

(i)     Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter hereof and supersedes all prior discussions, promises, negotiations and agreements (whether written or oral). This Agreement may be amended or modified only by a written agreement executed by the Company and Employee.

(j)     Tax Withholding. The Company may withhold from any amounts payable under this Agreement or otherwise all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.

EMPLOYEE: /s/ Frank Lane Frank Lane ACCELERIZE INC. By: /s/ Damon Stein Name: Damon Stein Title: General Counsel